Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

The accompanying unaudited pro forma condensed combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical statements of Lakeland and 1st Constitution, after giving effect to the merger and adjustments described in the accompanying footnotes. The acquisition by Lakeland of 1st Constitution has been accounted for under the acquisition method of accounting under U.S. Generally Accepted Accounting Principles (“GAAP”). Under this method, 1st Constitution’s assets and liabilities as of the date of the acquisition have been recorded at their respective fair values and added to those of Lakeland. Any differences between the purchase price for 1st Constitution and the fair value of the identifiable net assets acquired have been recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by Lakeland in connection with the acquisition will be amortized to expense over their estimated useful lives. The financial statements of Lakeland issued after the acquisition will reflect the results attributable to the acquired operations of 1st Constitution beginning on the date of completion of the acquisition. The merger has been effected by the issuance of shares of Lakeland common stock and cash to 1st Constitution shareholders.

The unaudited pro forma combined financial information provides each share of 1st Constitution common stock was exchanged for 1.3577 shares of Lakeland common stock (and cash in lieu of fractional shares). The shares of Lakeland common stock issued illustrated in this pro forma were assumed to be recorded at $20.38 per share, the closing sale price of Lakeland common stock on January 6, 2022. Former 1st Constitution shareholders own approximately 21.68% of the voting stock of the combined company after the merger. Outstanding 1st Constitution stock options will be redeemed for cash in an amount equal to the number of shares of 1st Constitution common stock covered by such 1st Constitution stock options multiplied by the excess, if any, of the volume weighted price per share for the five consecutive trading days ending on the fifth trading day immediately preceding the closing date of January 6, 2022, less the option strike price. For this pro forma it was assumed that the 5 day trading average 1st Constitution stock price would equal $27.67. At September 30, 2021 there were 102,553 options outstanding at an average strike price of $14.61. A cash outlay of $1.3 million was assumed in this pro forma analysis.

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2021 and unaudited pro forma combined consolidated statements of operations for the nine months ended September 30, 2021 combine the historical financial statements of Lakeland and 1st Constitution. The unaudited pro forma financial statements give effect to the merger as if it occurred on September 30, 2021 with respect to the balance sheet, and on January 1, 2021 with respect to the statements of operations for the nine months ended September 30, 2021. The unaudited pro forma financial statements were prepared with Lakeland treated as the acquirer and 1st Constitution as the acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Lakeland to complete the merger will be allocated to 1st Constitution’s assets and liabilities based upon their fair values as of the date of completion of the merger. The recorded fair value adjustments made to the acquired assets and liabilities of 1st Constitution are considered preliminary at this time and are subject to change as Lakeland finalizes its fair value determinations. There can be no assurance that the final determination will not result in material changes from the amounts presented in these pro forma financial statements. The pro forma calculations, shown below, include a closing share price of $20.38, which represents the closing price of Lakeland’s common stock on January 6, 2022.

Certain reclassification adjustments to pro forma financial statements were made to the pro forma financial statements to conform to Lakeland’s financial statement presentation.

Lakeland anticipates that the merger with 1st Constitution will provide the combined company with financial benefits that include increased operating efficiencies. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected increased operating efficiencies or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Lakeland and 1st Constitution which are incorporated in this document by reference.

The unaudited pro forma stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Lakeland common stock or the actual or future results of operations of Lakeland for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2021

(in thousands)

	Lakeland Bancorp	1st Constitution	Pro Forma Adjustments		Pro Forma Lakeland Bancorp
Assets
Cash	$641,861	$14,956	$(16,724	) (1)	$640,093
Interest-bearing deposits due from banks	20,774	258,990			279,764

Total cash and cash equivalents	662,635	273,946	(16,724)		919,857

Investment securities available for sale, at estimated fair value	529,381	203,940			733,321
Investment securities held to maturity	693,562	125,198	3,800	(2)	822,560
Equity securities, at fair value	16,422	—			16,422
Federal Home Loan Bank and other membership stocks, at cost	9,340	1,247			10,587
Loans held for sale	851	6,768			7,619
Loans, net of deferred fees	5,880,802	1,198,455	600	(3)	7,079,857
Less: Allowance for credit losses on loans and leases	57,953	17,160	3,740	(4)	78,853

Net loans	5,822,849	1,181,295	(3,140)		7,001,004

Premises and equipment, net	46,163	13,835			59,998
Operating lease right-of-use assets	14,809	15,282			30,091
Accrued interest receivable	18,182	4,379			22,561
Goodwill	156,277	34,662	80,809	(5)	271,748
Other identifiable intangible assets	2,631	1,103	5,397	(6)	9,131
Bank owned life insurance	117,073	37,398	—		154,471
Other assets	82,304	11,487	(626	) (7)	93,165

Total Assets	$8,172,479	$1,910,540	$69,516		$10,152,535

Liabilities and Stockholders’ Equity
Liabilities
Total deposits	6,930,912	1,638,561	$1,100	(8)	8,570,573
Federal funds purchased and securities sold under agreements to repurchase	111,907	—	—		111,907
Other borrowings	25,000	—			25,000
Subordinated debentures	187,107	18,557	(2,000	) (9)	203,664
Operating lease liabilities	16,105	16,216			32,321
Other liabilities	87,320	37,283	—		124,603

Total Liabilities	$7,358,351	$1,710,617	$(900)		$9,068,068

Stockholders’ Equity
Common stock, no par value	564,974	112,138	173,386	(10)	850,498
Retained earnings	244,092	87,735	(102,920	) (11)	228,907
Treasury shares, at cost	(1,452)	(771)	771	(12)	(1,452)
Accumulated other comprehensive income	6,514	821	(821	) (12)	6,514

Total Stockholders’ Equity	814,128	199,923	70,416		1,084,467

Total Liabilities and Stockholders’ Equity	$8,172,479	$1,910,540	$69,516		$10,152,535

Per Share Information
Common shares outstanding	50,602,078	10,318,907	3,691,073		64,612,058
Book value per common share	$16.09	$19.37			$16.78

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2021

Footnotes to Bancorp Statements

(1)	Adjustment to record merger related expenses and cash-out of 1st Constitution options
	1st Constitution after-tax transaction expenses		$9,252
	Lakeland Bancorp pre-tax transaction expenses		5,275
	Cash out of 1st Constitution Restricted Stock Units		857
	Cash out of options 1st Constitution stock options, pre-tax.		1,340

	Total merger-related adjustments to cash		$16,724
(2)	Adjustment to record held to maturity investment securities at fair value		$3,800
(3)	Adjustment to record loans at fair value
	Interest rate adjustment to record loans at fair value	$16,300
	Less: Gross credit mark on loans	(20,900)
	Plus: Purchased credit discount (“PCD”) CECL reserve gross up amount	5,200

	Net adjustment on loans		$600
(4)	Reversal of existing 1st Constitution Bancorp allowance for loan and lease losses	$(17,160)
	Less: PCD CECL reserve	5,200
	Less: Provision for estimated lifetime credit losses for Non-PCD loans	15,700

	Net adjustment to allowance for credit losses on loans and leases.		$3,740

(5)	Excess of purchase price less 1st Constitution tangible equity, elimination of existing 1st Constitution goodwill, net fair value adjustments and creation of core deposit intangible (“CDI”).
	1st Constitution tangible equity:
	Total stockholders equity	$199,923
	CDI	(1,103)
	Goodwill	(34,662)

	1st Constitution tangible equity		$164,158

	Purchase price	$285,524
	Less: Tangible equity of 1st Constitution	(164,159)
	Net adjustment to record FCCY merger related expenses (after tax)	9,252

	Excess of purchase price over tangible equity of 1st Constitution Bancorp	130,617
	Net fair value adjustments	(15,146)

	Preliminary pro forma goodwill resulting from merger		$115,471
	Less: 1st Constitution Bancorp existing goodwill		(34,662)

	Net adjustment to goodwill		$80,809

(6)	Adjustment to record CDI
	Estimated CDI		$6,500
	Less: 1st Constitution Bancorp existing CDI		(1,103)

	Net adjustment to CDI		$5,397

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2021

Footnotes to Bancorp Statements

(7)	Current/deferred income taxes created as a result of purchase accounting adjustments
	Cash out of 1st Constitution options	(1,340)
	Securities fair value adjustment	3,800
	Loan fair value adjustment	12,560
	CDI (net of existing 1st Constitution CDI)	6,500
	Time deposit fair value adjustment	(1,100)
	Borrowed funds fair value adjustment	—
	Subordinated debt fair value adjustment	2,000

	Net fair value adjustments and transaction costs	22,420

	Current/deferred income taxes on fair value adjustments	$(6,749)
	Current/deferred income taxes on Lakeland Bancorp transaction expenses	1,065
	Current/deferred income taxes on provision for non-PCD loans	4,726
	Deferred taxes (net) eliminated on 1st Constitution Bancorp existing CDI	332

	Current/deferred income taxes created as a result of purchase accounting adjustments		$(626)

(8)	Adjustment to record time deposits at fair value		(1,100)
(9)	Adjustment to record subordinated debt at fair value.		2,000
(10)	Elimination of 1st Constitution Bancorp’s common stock and record issuance of a 14,009,980 shares of Lakeland Bancorp common stock, no par value, as consideration.

Shares issued based on 10,318,907 1st Constitution shares outstanding as of September 30, 2021 and an exchange ratio of 1.3577x and includes 30,984 unvested restricted stock units converted into the right to receive common shares.

	Eliminate existing 1st Constitution existing common stock.	$(112,138)
	Record Lakeland Bancorp common stock issued in consideration	285,524

	Adjustment to common stock, no par value.		$173,386

(11)	Eliminate 1st Constitution Bancorp’s retained earnings as of September 30, 2021.	$(87,735)
	Record the impact to equity of the CECL non-purchased deteriorated credit loans net of taxes	$(10,974)
	Record Lakeland Bancorp’s transaction expenses, net of taxes	(4,210)

	Total adjustments to retained earnings		$(102,920)

(12)	Eliminate 1st Constitution Bancorp’s other capital accounts
	Treasury shares, at cost		$771
	Accumulated other comprehensive income		$(821)

Unaudited Pro Forma Income Statement - September 30, 2021 Consolidated

	Lakeland for the Nine Months Ended September 30, 2021	1st Constitution for the Nine Months Ended September 30, 2021	Pro Forma Adjustment		Pro Forma Combined for the Nine Months Ended September 30, 2021
	(Dollars in thousands, except per share amounts)
Interest Income
Loans and fees	$179,264	$45,765	$(150	) (1)	$224,879
Federal funds sold and interest-earning deposits with banks	250	203			453
Investment securities	14,073	2,961	(713	) (2)	16,321

Total interest income	193,587	48,929	(863)		241,653

Interest Expense
Deposits	13,349	4,155	$(825	) (3)	$16,679
Federal funds	58	—	—		58
Other borrowings	4,374	248	100	(4)	4,722

Total interest expense	17,781	4,403	(725)		21,459

Net interest income	175,806	44,526	(138)		220,194
Provision for loan losses	(11,304)	2,600	—		(8,704)

Net interest income after provision for loan losses	187,110	41,926	(138)		228,898

Noninterest Income
Service charges on deposit accounts	7,277	340	—		$7,617
Commissions and fees	4,962	—	—		4,962
Income on bank owned life insurance	1,922	721	—		2,643
Gain (loss) on equity securities	(191)	—	—		(191)
Gains on sales of loans	1,865	8,493	—		10,358
Gains on sales of investment securities, net	9	6	—		15
Swap income	634	—	—		634
Other income	19	2,156	—		2,175

Total non-interest income	16,497	11,716	$—		$28,213

Noninterest Expense
Compensation and employee benefits	62,403	20,034	—		$82,437
Premises and equipment	18,602	3,693	—		22,295
FDIC insurance	1,793	533	—		2,326
Data processing	4,049	1,486	—		5,535
Merger related/Other operating expenses	18,360	6,727	649	(5)	25,736

Total non-interest expense	105,207	32,473	649		$138,329

Income before tax expense	98,400	21,169	(787)		118,782
Income tax expense	25,529	5,658	(237	) (6)	30,950

Net income available to common shareholders	$72,871	$15,511	$(550)		$87,832

Less: earnings allocated to participating securities	(839)	—	—		(839)

Net income allocated to common shareholders	$72,032	$15,511	$(550)		$86,993

					—
Basic earnings per share	$1.42	$1.51			$1.35
Average basic shares outstanding	50,616,000	10,274,787	3,735,193	(7)	64,625,980

Diluted earnings per share	$1.42	$1.51			$1.34
Average diluted shares outstanding	50,836,000	10,299,029	3,710,951	(7)	64,845,980

Unaudited Pro Forma Income Statement - September 30, 2021 Consolidated

Footnotes to the Pro forma Financial Statements

(1)	Net adjustment to interest income to record the estimated amortization of the net premium over three years on a straight-line basis.
(2)	Net adjustment to interest income to record the estimated amortization of the fair value adjustment on held-to-maturity investments over four years on a straight-line basis.
(3)	Net adjustment to deposit interest expense to the amortization of the fair value adjustment on deposits over one year on a straight-line basis.
(4)	Net adjustment to interest expense to record the estimated amortization of the fair value adjustment on subordinated debt over fifteen years on a straight-line basis.
(5)	Estimated adjustment to CDI intangible amortization assuming a 10 year life using the sum of the years digits amortization method.

Amount
($000)
Reverse amortization recorded for the nine months ended September 30, 2021	$(237)
Adjustment to CDI amortization	886

Net adjustment	$649

(6)	Tax effect on the pro forma adjustments at an assumed 30.10% effective combined federal and state tax rate.
(7)

Reflects the issuance of 14,009,980 shares of Lakeland Bancorp common stock in consideration for the outstanding share of 1st Constitution Bancorp plus conversion of 30,984 restricted stock units of 1st Constitution into shares of common stock at the effective time.